                                    EXHIBIT A


NAME OF FUND                                           EXPENSE CAP        EFFECTIVE         EXPENSE CAP TERM
                                                       (OF AVERAGE        DATE
                                                       NET ASSETS)


First Trust Dow Jones Select MicroCap                  0.60%              04/01/2007        04/01/2007-05/15/2009
Index(SM) Fund

First Trust Value(R) Line Arithmetic Index Fund

First Trust Morningstar(R) Dividend Leaders(SM)        0.45%              03/15/2006        03/15/2006/- 05/15/2009
Index Fund

First Trust NASDAQ-100 Equal Weighted                  0.60%              04/25/2006        04/25/2006- 05/15/2009
Index(SM) Fund

First Trust NASDAQ-100-Technology Sector               0.60%              04/25/2006        04/25/2006- 05/15/2009
Index(SM) Fund

First Trust Ibbotson Core U.S. Equity
Allocation Index Fund

First Trust IPOX-100 Index Fund                        0.60%              04/13/2006        04/13/2006-05/15/2009

First Trust AMEX(R) Biotechnology Index Fund           0.60%              06/23/2006        06/23/2006-05/15/2009

First Trust DB Strategic Value Index Fund              0.65%              07/11/2006        07/11/2006-05/15/2009

First Trust Dow Jones Internet Index(SM) Fund          0.60%              06/23/2006        06/23/2006-05/15/2009

First Trust NASDAQ-100 Ex-Technology Sector            0.60%              02/14/2007        02/14/2007-05/15/2009
Index(SM) Fund

First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid        0.60%              02/14/2007        02/14/2007-05/15/2009
Series Index Fund

First Trust Value Line(R) Equity Allocation            0.70%              12/05/2006        12/05/2006-05/15/2009
Index Fund

First Trust Value Line(R) Dividend Index Fund          0.70%              12/18/2006        12/18/2006-05/15/2009

First Trust S&P REIT Index Fund                        0.50%              05/14/2007        05/14/2007-05/15/2009




First Trust ISE Water Index Fund                       0.60%              05/11/2007        05/11/2007-05/15/2009


First Trust ISE-Revere Natural Gas Index Fund          0.60%              05/11/2007        05/11/2007- 05/15/2009


First Trust ISE Chindia Index Fund                     0.60%              05/11/2007        05/11/2007-05/15/2009


First Trust Value Line(R) 100 Exchange-Traded          0.70%              06/18/2007        06/18/2007-05/15/2009
Fund


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